SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – March 8, 2005

OMNICARE, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-8269	31-1001351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East RiverCenter Boulevard Suite 1600 Covington, Kentucky	41011
(Address of Principal Executive Offices)	(Zip Code)

(859) 392-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 8, 2005, Omnicare, Inc., a Delaware corporation (the “Company”), completed its offer to exchange (the “exchange offer”) up to $345 million aggregate liquidation amount of the 4.00% Trust Preferred Income Equity Redeemable Securities (the “Old Trust PIERS”) of Omnicare’s subsidiary, Omnicare Capital Trust I, for an equal amount of the Series B 4.00% Trust Preferred Income Equity Redeemable Securities (the “New Trust PIERS”) of Omnicare’s subsidiary, Omnicare Capital Trust II, plus an exchange fee of $0.125 per $50 stated liquidation amount of Old Trust PIERS. After the expiration of the exchange offer, approximately $333,766,950 aggregate liquidation amount of Old Trust PIERS (representing approximately 96.7% of the total liquidation amount of the Old Trust PIERS outstanding) had been tendered in exchange for an equal liquidation amount of New Trust PIERS and the exchange fee. In connection with the exchange offer, the Company issued $344,089,650 principal amount of its Series B 4.00% junior subordinated convertible debentures due 2033 (the “New Debentures”) to Omnicare Capital Trust II, which debentures are the sole assets of Omnicare Capital Trust II.

In connection with the exchange offer, on March 8, 2005, the Company entered into (a) a Third Supplemental Indenture, dated as of March 8, 2005, between the Company and SunTrust Bank, as trustee, filed hereto as Exhibit 4.7, (b) an Amended and Restated Trust Agreement of Omnicare Capital Trust II, dated as of March 8, 2005, among the Company, JPMorgan Chase Bank, N.A., as property trustee, Chase Manhattan Bank USA, National Association, as Delaware trustee, and David W. Froesel, Jr. and Thomas Marsh, as administrative trustees, filed hereto as Exhibit 4.10 and (c) a Guarantee Agreement, dated as of March 8, 2005, between the Company and JPMorgan Chase Bank, N.A., as guarantee trustee, filed hereto as Exhibit 4.11, pursuant to which the Company guarantees (the “Guarantee”), on a junior subordinated basis, certain payments and distributions, including contingent distributions, if any, with respect to the New Trust PIERS to the extent not paid by or on behalf of Omnicare Capital Trust II.

A description of the material terms of the New Trust PIERS, the New Debentures and the Guarantee is incorporated herein by reference to the information under the headings “Summary - The New Trust PIERS,” “Description of the New Trust PIERS,” “Description of the New Convertible Debentures,” “Description of the New Guarantee” and “Relationship Among the New Trust PIERS, the New Convertible Debentures and the New Guarantee” contained in the Company’s Prospectus dated March 7, 2005, filed hereto as Exhibit 99.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The response to Item 1.01 above is incorporated herein.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

4.7	Third Supplemental Indenture, dated as of March 8, 2005, between Omnicare, Inc. and SunTrust Bank, as Trustee.

4.10	Amended and Restated Trust Agreement of Omnicare Capital Trust II, dated as of March 8, 2005.

4.11	Guarantee Agreement of Omnicare, Inc. relating to the Series B 4.00% Trust Preferred Income Equity Redeemable Securities, dated as of March 8, 2005.

99.1	Descriptions of the New Trust PIERS, the New Debentures and the Guarantee (incorporated by reference to the sections entitled “Summary - The New Trust PIERS,” “Description of the New Trust PIERS,” “Description of the New Convertible Debentures,” “Description of the New Guarantee” and “Relationship Among the New Trust PIERS, the New Convertible Debentures and the New Guarantee” contained in the Prospectus of Omnicare, Inc. dated March 7, 2005, filed with the Securities and Exchange Commission on March 8, 2005 pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC.

By:	/s/ Cheryl D. Hodges
Name:	Cheryl D. Hodges
Title:	Senior Vice President and Secretary

Dated: March 9, 2005

EXHIBIT INDEX

Exhibit No.	Description

4.7	Third Supplemental Indenture, dated as of March 8, 2005, between Omnicare, Inc. and SunTrust Bank, as Trustee.

4.10	Amended and Restated Trust Agreement of Omnicare Capital Trust II, dated as of March 8, 2005.

4.11	Guarantee Agreement of Omnicare, Inc. relating to the Series B 4.00% Trust Preferred Income Equity Redeemable Securities, dated as of March 8, 2005.

99.1	Descriptions of the New Trust PIERS, the New Debentures and the Guarantee (incorporated by reference to the sections entitled “Summary - The New Trust PIERS,” “Description of the New Trust PIERS,” “Description of the New Convertible Debentures,” “Description of the New Guarantee” and “Relationship Among the New Trust PIERS, the New Convertible Debentures and the New Guarantee” contained in the Prospectus of Omnicare, Inc. dated March 7, 2005, filed with the Securities and Exchange Commission on March 8, 2005 pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended).